^
                          	 Diamond Hill
                                 ------------
                                 Investments


FOR IMMEDIATE RELEASE:
					Investor Contact:
					James F. Laird-Chief Financial Officer
					614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
ANNOUNCES SPECIAL DIVIDEND

	Columbus, Ohio - September 17, 2010 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today announced that its board of directors has approved a $13.00 per share cash dividend to shareholders of record on December 1, 2010 payable December 15, 2010.

Ric Dillon, president and co-chief investment officer, stated, "We are very pleased to be paying a special dividend of $13 per share in December, following $10 per share dividends paid in 2008 and 2009. With the combined payments, the company will have returned to shareholders over $85 million in total, tangible evidence of the success of this venture that began just over 10 years ago. These shareholder-friendly actions demonstrate most clearly that the board of directors and management of the company see our duty to shareholders as second only to our fiduciary duty to our clients."


About Diamond Hill:
Diamond Hill provides investment management services to institutions and financial intermediaries seeking to preserve and build capital. The firm currently manages mutual funds, separate accounts and private investment funds. For more information on Diamond Hill, visit www.diamond-hill.com.


					###

            325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
                         614-255-3333  fax 614-255-3363